Exhibit 5.2

CLIFFORD CHANCE US LLP 31 WEST 52ND STREET NEW YORK, NY 10019-6131 TEL +1 212 878 8000 FAX +1 212 878 8375 www.cliffordchance.com

September 2, 2020

Quotient Limited

28 Esplanade

St Helier

Jersey JE2 3QA

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Quotient Ltd., a company organized under the laws of Jersey (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to possible offerings from time to time by the Company of up to $200,000,000 in the aggregate amount of securities of the Company, including: (i) ordinary shares of no par value of the Company (the “Ordinary Shares”), (ii) preference shares of no par value of the Company (the “Preference Shares”), (iii) debt securities of the Company (the “Debt Securities”), (iv) rights to purchase Ordinary Shares and Preference Shares of the Company (the “Rights”) to be issued pursuant to the terms of one or more rights agreements (“Rights Agreements”) to be entered into prior to the issuance of the Rights, (v) warrants to purchase Ordinary Shares, Preference Shares or Debt Securities of the Company (the “Warrants”) to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants, and (vi) units consisting of two or more of the other securities (the “Units” and, together with the Ordinary Shares, the Preference Shares, the Debt Securities, the Rights and the Warrants, the “Securities”) to be issued pursuant to the terms of one or more unit agreements (the “Unit Agreements”) to be entered into prior to the issuance of the Units. Certain terms of the Securities will be established by or pursuant to resolutions of the Company’s Board of Directors (the “Corporate Proceedings”).

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents (including the form of indenture related to the Debt Securities and incorporated by reference as an exhibit to the Registration Statement), company records and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us purporting to be originals, and the conformity to the respective originals of all documents submitted to us as copies. We have relied as to all matters of fact upon certificates and written statements of officers, directors, employees and representatives of the Company.

CLIFFORD CHANCE US LLP

September 2, 2020

Based on, and subject to, the foregoing, the qualifications and assumptions set forth herein and such examination of law as we have deemed necessary, we are of the opinion that:

(i)

The Debt Securities, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Debt Securities contained in the Registration Statement and any applicable prospectus supplement and that the interest on those Debt Securities is not at a rate which violates applicable law, when duly executed and delivered and authenticated in accordance with the indenture under which they are to be issued (the “Indenture”) and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Indenture and will be enforceable against the Company in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law));

(ii)

The Rights, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Rights contained in the Registration Statement and any applicable prospectus supplement, the due authorization of any Ordinary Shares or Preference Shares underlying the Rights and that the Rights provide for the issuance of such Ordinary Shares or Preference Shares upon payment of consideration equal at least to the par value of the Ordinary Shares or Preference Shares being issued, if applicable, and do not contain provisions which violate applicable law, when duly executed, delivered and countersigned in accordance with the applicable Rights Agreement and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Rights Agreement and will be enforceable against the Company in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law));

CLIFFORD CHANCE US LLP

September 2, 2020

(iii)

The Warrants, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement, the due authorization of any Ordinary Shares, Preference Shares or Debt Securities underlying the Warrants and that the Warrants provide for the issuance of such Ordinary Shares or Preference Shares upon payment of consideration equal at least to the par value of the Ordinary Shares or Preference Shares being issued, if applicable, and do not contain provisions which violate applicable law, when duly executed, delivered and countersigned in accordance with the applicable Warrant Agreement and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Warrant Agreement and will be enforceable against the Company in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)); and

(iv)

The Units, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Units contained in the Registration Statement and any applicable prospectus supplement, the due authorization of any Ordinary Shares, Preference Shares, Debt Securities, Rights or Warrants underlying the Units, that the consideration payable in respect of the Units is at least equal to the par value of the Ordinary Shares or Preference Shares underlying the Units, if applicable, and that the Units do not contain provisions which violate applicable law, when duly executed, delivered and countersigned in accordance with the applicable Unit Agreement and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Unit Agreement and will be enforceable against the Company in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

CLIFFORD CHANCE US LLP

September 2, 2020

The opinions set forth in this letter relate only to the federal securities laws of the United States, and the laws of the State of New York. We express no opinion (a) as to the enforceability of forum selection clauses in the federal courts or (b) with respect to the requirements of, or compliance with, any state securities or blue sky laws.

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required by the Securities Act.

Very truly yours,

/s/ Clifford Chance US LLP